Exhibit 10.3

EMBRAER 190
AMENDED AND RESTATED PURCHASE AGREEMENT DCT-021/03
between
EMBRAER — EMPRESA BRASILEIRA
DE AERONÁUTICA S.A.
and
US AIRWAYS GROUP, INC.
Amended and Restated Purchase Agreement DCT-021/03

ATTACHMENTS

“A”	**
“B”	**
“C”	**
“D”	**
“E”	**

**	Confidential Treatment Requested.
Amended and Restated Purchase Agreement DCT-021/03

AMENDED AND RESTATED PURCHASE AGREEMENT DCT — 021/03
WHEREAS, on May 9, 2003 Embraer-Empresa Brasileira de Aeronautica S.A. (“Embraer”) and US Airways Group Inc. (“Buyer”) entered into Purchase Agreement DCT-021/03 (“Purchase Agreement DCT-021/03”);
WHEREAS, Buyer and its various affiliates commenced bankruptcy cases in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (“Bankruptcy Court”) on September 12, 2004 in the matter entitled In re US Airways, et al., Case No. 04-13819;
WHEREAS, on September 16, 2005 the Bankruptcy Court entered an order (“Confirmation Order”) confirming a Joint Plan of Reorganization of the Buyer (“Plan”) which had an effective date of September 27, 2005;
WHEREAS, pursuant to the Plan the Buyer was authorized to place the Purchase Agreement DCT-021/03 on a post effective date determination schedule;
WHEREAS, on February 16, 2006 the Bankruptcy Court approved a Settlement and Assumption Term Sheet dated February 9, 2006 (“Term Sheet”) between the Buyer and Embraer, which among other things required the Parties to amend and restate the Purchase Agreement DCT-021/03; and
WHEREAS, the Parties desire to amend and restate Purchase Agreement DCT-021/03 to comply with the Term Sheet as approved by the Bankruptcy Court on February 16, 2006;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties hereto agree as follows this                      day of June 2006;
RESTATEMENT:
Purchase Agreement DCT-021/03 is hereby fully and completely amended and restated in its entirety pursuant to the terms hereof and shall be without any further force or effect, and the Parties’ agreement in regard to the subject matter hereof shall be solely contained in this Agreement.
THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS SIGNED BY AN AUTHORIZED OFFICER OF US AIRWAYS GROUP, INC. AND EXECUTED BY TWO AUTHORIZED OFFICERS OF EMBRAER — EMPRESA BRASILEIRA DE AERONÁUTICA S.A.

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1.	DEFINITIONS

For the purpose of this Agreement, the following definitions are hereby adopted by the Parties and, unless otherwise expressly provided, the singular includes the plural, the masculine includes the feminine and neutral genders:

1.1 “Actual Delivery Date”	shall mean, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7 hereof.

1.2 “Additional Aircraft”	shall be the thirty-two (32) EMBRAER 190 Aircraft with deliveries scheduled to occur pursuant to Article 1.2 of Attachment E.

1.3 “ADs”	shall mean Airworthiness Directives issued by either the CTA or the Air Authority, in connection with and with respect to any Aircraft.

1.4 “Agreement” or “Purchase Agreement”	shall mean this Amended and Restated Purchase Agreement DCT-021/03, as amended, supplemented or otherwise modified in accordance with Article 30 and includes all attachments and schedules hereto.

1.5 “Air Authority”	shall mean the Federal Aviation Administration (“FAA”) in the United States or such other office of the United States that shall succeed to its functions.

1.6 “Aircraft Basic Price”	shall mean the unit Aircraft price, as defined in Article 3.1.

1.7 “Aircraft Purchase Price”	shall mean the Aircraft price, effective on the relevant Aircraft Contractual Delivery Month, resulting from the application of the relevant Escalation Formula to the Aircraft Basic Price as set forth in Article 3.3.

1.8 “Aircraft”	shall mean each of the EMBRAER 190 Aircraft and, where there is more than one of such Aircraft, each of them. Aircraft shall include Initial Aircraft, Additional Aircraft and Option Aircraft unless the context requires otherwise.

1.9 “Business Day(s)”	shall mean a day on which banks are open for business in São José dos Campos, São Paulo, Rio de Janeiro, New York, New York, USA, and Phoenix, Arizona, USA.

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1.10 “Buyer”	shall mean US Airways Group, Inc., a company with its corporate address at 4000 East Sky Harbor Boulevard, Phoenix, AZ, 85034, United States of America or any assignee that is assigned the right to purchase an Aircraft prior to its delivery in accordance with Article 14 hereof.

1.11 “Contractual Delivery Month”	shall mean the delivery month referred to in Attachment E to this Agreement.

1.12 “CTA”	shall mean the Aerospace Technical Center of the Brazilian Ministry of Aeronautics, or such other office of Brazil that shall succeed to its functions.

1.13 “Day(s)”	shall mean natural calendar day(s).

1.14 “EMBRAER 190 Aircraft”	shall mean each of the ERJ 190-100 IGW model aircraft manufactured by Embraer according ** (which, although not attached hereto, is incorporated herein by reference) and the Aircraft Specific Configuration, Finishing and Registration Marks described in Attachment “A”, for sale to Buyer pursuant to this Agreement, equipped with two GE CF34-10E6 model engines manufactured by General Electric Company (or, where there is more than one of such aircraft, each of such aircraft).

1.15 “Embraer”	shall mean Embraer – Empresa Brasileira de Aeronáutica S.A., a Brazilian corporation with its principal place of business at Av. Brigadeiro Faria Lima, 2170 — Putim, São José dos Campos, São Paulo, Brazil.

1.16 “Escalation Formula”	shall mean the escalation formula contained in Attachment “D” for the Aircraft.

1.17 “FAR”	shall mean the Federal Aviation Regulations of the Air Authority.

1.18 “ Initial Aircraft”	shall be the twenty-five (25) EMBRAER 190 Aircraft with deliveries scheduled to occur pursuant to Article 1.1 of Attachment E.

1.19 “Initial Deposit”	shall mean the initial ** deposit referred to in Article 4.1.1 hereof.

1.20 Letter Agreement DCT-022/03”	shall mean the Amended and Restated Letter Agreement DCT-022/03 dated as of the date hereof.

**	Confidential Treatment Requested.

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1.21 “LIBOR”	shall mean the offered rate for deposits in US dollars, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two (2) Business Days before the first day of a period, as applied on a pro rata basis based on a year of 360 days.

1.22 “Major Changes”	shall mean the changes to the design of the Aircraft, as defined in Article 11.2.2 hereof.

1.23 “Mandatory Service Bulletins”	shall mean service bulletins applicable to the Aircraft that are issued by Embraer to implement the ADs referred to under Article 11.4 herein.

1.24 “Minor Changes”	shall mean the changes to the design of the Aircraft defined as per the terms and conditions of Article 11.2.1 hereof.

1.25 “Option Aircraft Basic Price”	shall mean the unit price of the Option Aircraft, as per the terms and conditions of Article 21.3 hereof.

1.26 “Option Aircraft Contractual Delivery Month”	shall mean the delivery schedule of the Option Aircraft referred to in Attachment E to this Agreement.

1.27 “Option Aircraft Initial Deposit”	shall mean the initial deposit referred to under Article 21.7.

1.28 “Option Aircraft Purchase Price”	shall mean the escalated price of the Option Aircraft, as per the terms and conditions of Article 21.4 hereunder.

1.29 “Option Aircraft”	shall be the EMBRAER 190 Aircraft that Buyer shall have the option to purchase as per the terms of Article 21 hereof.

1.30 “Parties”	shall mean Embraer and Buyer.

1.31 “Product Support Package”	shall mean the products and Services to be provided by Embraer as per Article 13 herein.

1.32 “Scheduled Delivery Date”	shall have the meaning provided in Section 7.1.

1.33 “Scheduled Inspection Date”	shall have the meaning provided in Section 7.1.

1.34 “Services”	shall mean the familiarization and on-site support for the Aircraft, part of the Product Support Package, as specified in Attachment “B”.

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1.35 “Technical Publications”	shall mean the technical documentation pertaining and related to the Aircraft as listed in Exhibit 1 to Attachment “B”.

1.36 “USD” or “US$”	shall mean the legal currency of the United States of America.

1.37 “Working Day(s)”	shall mean a day, other than Saturday, Sunday or holiday, on which Embraer in São José dos Campos, SP, Brazil is open for business.
2.	SUBJECT

Subject to the terms and conditions of this Agreement including but not limited to Attachment E hereto:

2.1	Embraer shall sell and deliver and Buyer shall purchase and take delivery of twenty-five (25) Initial Aircraft and thirty-two (32) Additional Aircraft;

2.2	Embraer shall provide to Buyer the Services and the Technical Publications;

2.3	Buyer shall have the option to purchase up to fifty (50) Option Aircraft, in accordance with Article 21 hereof.

3.	PRICE

3.1	Buyer agrees to pay Embraer, in United States dollars, the following unit Aircraft Basic Price **.

EMBRAER 190 Initial Aircraft	US$**
EMBRAER 190 Additional Aircraft	US$**
3.2	The Services and Technical Publications are to be ** . Additional technical publications as well as other services shall be billed to Buyer in accordance with Embraer’s rates prevailing at the time Buyer places a purchase order for such additional technical publications or other services.

3.3	The Aircraft Basic Price shall be escalated according to the Escalation Formula. Such price as escalated shall be the Aircraft Purchase Price and it will be provided to Buyer ** to the first day of each Aircraft Contractual Delivery Month.

4.	PAYMENT

4.1	The prices specified in the previous Article shall be paid by Buyer by wire transfer in immediately available United States dollars funds, to a bank account to be timely informed by Embraer to Buyer, as follows:
4.1.1 **.

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4.1.2 ** .
4.1.3 ** .
4.1.4 Intentionally left in blank.
4.1.5 ** .
4.2	Late Payments:

Interest will accrue at the rate of ** on any amount not paid to Embraer as set forth in Articles 4.1.1 through 4.1.4, of this Article from the date ** days after the date on which such payments should have been made as therein set forth, until the actual receipt by Embraer of such amounts. For the payments referred to under Article 4.1.5 hereof, interest shall be calculated as per Article 7.8 hereunder. Without prejudice to Embraer’s rights set forth in Article 4.3 below, interest accrued will be invoiced by Embraer on a monthly basis, beginning one month after date on which payments should have been made, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

4.3	Termination for failure to make payments:

Without prejudice to the payment of interest on late payments set forth above, should Buyer fail to make any payment on or before the due date, Embraer shall have the right, at its sole discretion, to either (i) postpone, at its sole criteria, the relevant Aircraft Contractual Delivery Month; or (ii) terminate this Agreement in relation to the affected Aircraft in accordance with Article 20.3 hereinafter, if such failure shall not have been cured within ** Days after the date on which Embraer has issued a written notice to Buyer of such failure.

4.4	Net payments:
4.4.1	All payments to be made by Buyer under this Agreement shall be made without set-off or withholding whatsoever. If Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.
4.5	Payment Date

Unless otherwise agreed by the Parties in writing, payment of the amounts referred in Articles 4.1.2, 4.1.3, and 4.1.4 shall be made by Buyer on or before the last Business Day prior to the ** Day of the month in which each of such payments is due.

5.	DELIVERY

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Subject to payment in accordance with Article 4 hereof and the provisions of Articles 7 and 9 hereof, the Aircraft shall be offered by Embraer to Buyer, by means of a written notice, for inspection, acceptance and subsequent delivery in ** , according to schedules provided on Attachment E hereto.

6.	CERTIFICATION

6.1	The EMBRAER 190 Aircraft is type certified according to FAR Part 25 amendments 25-1 through 25-117, except section 25.981(c) of Amendment 25-102, Amendment 25-106, Section 25.735(h) of Amendment 25-107, Amendment 111, Amendment 115 and Amendment 116. On the Scheduled Delivery Date, Embraer will provide evidence reasonably acceptable to Buyer that each Aircraft is in compliance with these requirements, as well as the operational requirements of FAR Part 121 (Subparts J and K), except for the items that are under Buyer/operator’s regulatory responsibility pursuant to the FARs and are not otherwise required to be provided by Embraer under this Agreement.

6.2	** .

6.3	** .

7.	ACCEPTANCE AND TRANSFER OF OWNERSHIP

7.1	Unless Buyer is notified otherwise and subject to this Agreement, the Aircraft shall be delivered in accordance with the provisions and schedules specified in Article 5 herein. Embraer shall give Buyer advance notice of the delivery of each Aircraft as follows: (a) ** .

7.2	On the Scheduled Inspection Date, Buyer shall promptly start inspecting the relevant Aircraft and Embraer shall provide complete Aircraft delivery documentation for Buyer’s inspection. **. Buyer shall be allowed a reasonable period of time but in no event greater than ** Working Days ** to inspect and conduct an acceptance flight of each Aircraft prior to its delivery. The fuel and insurance for the Aircraft’s acceptance flight(s) and ground inspections will be provided by Embraer in accordance with Embraer insurance policy.

7.3	If Buyer finds an Aircraft acceptable it shall execute a certificate of acceptance of the Aircraft and shall promptly make the due payments, if any, according to Article 4 hereof and accept delivery of such Aircraft, whereupon the necessary title and risk transfer documents shall be executed in order to effect title transfer. ** .

7.4	Buyer may decline to accept an Aircraft which does not materially comply with the specification set forth in the relevant Attachment “A” or is not in an airworthy condition. For the purposes of this Article 7, an Aircraft shall be deemed not to be materially compliant when one or more of the Aircraft characteristics identified in Article 11.2.1 (i) through (viii) are adversely affected by such non-compliance vis-à-vis the specification set forth in the relevant Attachment A **.

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7.5	If Buyer declines to accept an Aircraft, Buyer shall immediately give Embraer written notice of all specific reasons for such refusal and Embraer shall have ** Working Days, commencing on the first Day after receipt of such notice, to take all necessary actions in order to resubmit the Aircraft to Buyer for re-inspection.

7.6	Buyer shall be allowed ** additional Working Days to re-inspect the Aircraft, starting immediately upon receipt of notice from Embraer that all necessary actions were taken. The period required for inspection as well as the one mentioned in item 7.5 above shall not be considered as part of the grace period provided for in item 9.2.1 hereof. In the event Buyer declines to accept an Aircraft after this procedure is repeated **, the Parties shall convene immediately following final refusal to accept the Aircraft in order to negotiate possible solutions. If within ** Days counted from the date in which Embraer receives notice of such final refusal to accept the Aircraft, Embraer and Buyer fail to reach an agreement, then either Party may terminate this Agreement with respect to the affected Aircraft without liability to either Party, ** .

7.7	Should Buyer fail (other than pursuant to Article 7.4 or 7.6) to perform the acceptance and transfer of title to the Aircraft within the periods provided for and in accordance with this Article 7, Embraer shall be entitled, at its reasonable discretion, to either re-negotiate the terms of this Agreement with Buyer or terminate this Agreement with regard to the affected Aircraft pursuant to Article 20.3. Embraer’s rights to re-negotiate or terminate this Agreement shall only become effective if such default of Buyer has not been cured within ** Days counted from the Scheduled Inspection Date.

7.8	Notwithstanding the provisions of Article 7.7 above and in addition to Embraer’s rights pursuant to Article 20.3 should Buyer fail (other than pursuant to Article 7.4 or 7.6) to perform the acceptance and transfer of title to the Aircraft within the time period specified in Articles 7.2, 7.3, 7.5 and 7.6 above, as applicable, interest will accrue at the rate of ** per month over the unpaid balance of the relevant Aircraft Purchase Price, prorated from the date on which Buyer should have completed the inspection or re-inspection of the Aircraft, as the case may be, until the date in which transfer of title occurs or until the date Embraer terminates this Agreement pursuant to Article 7.7 above, whichever occurs first. Without prejudice to Embraer’s rights set forth in Article 7.7 above, interest accrued will be invoiced by Embraer on a monthly basis, beginning one month after the date on which the Aircraft acceptance or transfer of title should have been performed, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

7.9	** .

8.	STORAGE CHARGE

8.1	A storage charge equal to USD ** per Day shall be charged by Embraer to Buyer commencing on:

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8.1.1	Buyer’s failure to be present to perform inspection or re-inspection of an Aircraft, per the date or time period specified in writing by Embraer, according to Articles 5 and/or 7 hereof, as applicable.

8.1.2	Buyer’s acceptance of an Aircraft when Buyer defaults in the fulfillment of any payment due and in taking title to such Aircraft immediately thereafter.

8.1.3	Buyer’s failure to remove an Aircraft from Embraer’s facilities within ** days after title transfer has occurred.
8.2	If however, Buyer notifies Embraer in writing ** Days in advance of its expected delay in the performance of its obligations set forth in Articles 8.1.1, 8.1.2 and 8.1.3 above, the storage charge shall commence on the ** Day after the occurrence of the events set forth in Articles 8.1.1, 8.1.2 or 8.1.3 above, as applicable.

8.3	In the event that an Aircraft Contractual Delivery Month, Scheduled Inspection Date or Scheduled Delivery Date must be extended by Embraer from that which is designated in Articles 5 and 7 hereof, due to Buyer’s failure to perform any action or provide any information contemplated by this Agreement other than the ones specified in the preceding paragraphs, the storage charge shall commence on the ** Day after the Contractual Delivery Month, Scheduled Inspection Date or Scheduled Delivery Date relative to such Aircraft, as applicable.

8.4	Buyer shall pay the storage charge as set forth in Articles 8.1. or 8.3. hereinbefore, as applicable, in United States dollars, per each month of delay or prorated for part thereof, within ** Business Days after the presentation of each invoice by Embraer.

9.	DELAYS IN DELIVERY

9.1	Excusable Delays:
9.1.1	Embraer shall not be held liable or be found in default for any delays in the delivery of an Aircraft or in the performance of any act to be performed by Embraer under this Agreement, resulting from, but not restricted to, the following events or occurrences (hereinafter referred to as “Excusable Delays”): (a) force majeure (including, but not limited to, war or state of war, civil war, insurrection, fire, accident, explosion, flood, act of government, requisition, strike, labor disputes causing cessation or interruption of work, including but not limited to walkouts, sick-outs, protests or slowdowns), (b) any delay resulting from any failure by Buyer to perform any action or provide any information contemplated by this Agreement or (c) delays resulting from any other cause to the extent it is reasonably beyond Embraer’s control ** .

9.1.2	Within a reasonable period of time (not to exceed ** Days) after the occurrence of any of the above mentioned events which constitute causes of Excusable Delays in delivery of an Aircraft or in the performance of any act to be performed by Embraer under this Agreement, Embraer shall send a written notice to Buyer including a description of details involved and an estimate of

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the effects expected upon the timing of the performance of its contractual obligations.

9.1.3	Any such delays shall ** . Embraer undertakes to use all commercially reasonable efforts whenever possible to avoid or remove any such cause of delay and to minimize its effect on the Scheduled Delivery Date of an Aircraft. ** .

9.1.4	If the cause of such Excusable Delay is such as to last longer than ** Days or to render the performance of this Agreement impossible, then the Parties shall within ** Days following the last Day of Excusable Delay as provided for herein, re-negotiate the terms of this Agreement accordingly; failing which, either Party shall have the right to terminate this Agreement ** .
9.2	Non-Excusable Delays:
9.2.1	If an Aircraft is not made available for inspection for more than ** Business Days after Scheduled Inspection Date without an Excusable Delay, Buyer will be entitled to claim from Embraer liquidated damages equal to **, for each Day of delay in excess of the above mentioned ** Business Days, up to the date that the Aircraft is available for inspection and acceptance by, and subsequent delivery as per Article 7 hereof, ** .
9.2.2	Upon the occurrence of any event which constitutes causes of non Excusable Delays in delivery of an Aircraft, Embraer shall send a written notice to Buyer, within a reasonable period of time (not to exceed ** Days), including a description of details involved and an estimate of the effects expected upon the delivery of the Aircraft. ** .
9.2.3	It is agreed between the Parties that if, with respect to a delayed Aircraft, Embraer does not receive a claim for liquidated damages as mentioned in Article 9.2.1 above, from Buyer, within ** Days after the Actual Delivery Date of such Aircraft, Buyer shall be deemed to have fully waived its right to such liquidated damages.
9.3	Delay Due to Loss or Structural Damage of the Aircraft:

Should any Aircraft be destroyed or suffer structural damage before acceptance to the extent that it becomes commercially useless, Buyer may, **, either take a replacement Aircraft at a later delivery date to be agreed by the Parties, or terminate this Agreement with respect to such Aircraft by notice to Embraer given in accordance with Article 23 hereof, without any liability to either Party. If this Agreement is terminated by either Party with respect to such Aircraft, such termination shall discharge the Parties from all obligations and liabilities of the Parties hereunder with respect to such Aircraft and Services, except that Embraer shall return to Buyer any moneys paid by Buyer towards the purchase of such Aircraft, **.

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10.	INSPECTION AND QUALITY CONTROL
10.1	In order to effect inspection and acceptance of the Aircraft as set forth in Article 7 hereinbefore, Buyer shall send one or more authorized representatives to Embraer’s facilities in order to verify that the Aircraft was manufactured in accordance with the procedures specified in this Agreement and according to all applicable quality control standards.
10.2	Buyer shall communicate to Embraer the names of its authorized representatives, by means of written notice, at least ** Days prior to the Scheduled Inspection Date for each Aircraft.
10.3	Such representatives, or other representatives indicated by Buyer, shall be authorized and duly empowered to sign the acceptance and transfer of title and risk documents and accept delivery of the Aircraft pursuant to Article 7 hereof.
10.4	To facilitate Buyer’s inspection and acceptance of the Aircraft in accordance with this Agreement, Embraer shall provide, free of charge, communication facilities (telephone and facsimile) for Buyer’s authorized representatives, ** .
10.5	Buyer’s authorized representatives shall observe Embraer’s administrative rules and instructions while at Embraer’s facilities.
10.6	Buyer’s authorized representative shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to hold harmless Embraer from and against all and any kind of liabilities in respect to such representatives, for whom Buyer is solely and fully responsible under all circumstances and in any ** .

11.	CHANGES
11.1	Each Aircraft will comply with the standards defined in the relevant Attachment “A” hereto and shall incorporate all modifications which are classified as ADs by CTA or the Air Authority as provided in Article 11.4, or those agreed upon by Buyer and Embraer in accordance with this Article.
11.2	The Parties hereby agree that changes can be made by Embraer in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:
11.2.1	Minor Changes: defined as those modifications which shall not adversely affect the Aircraft in any of the following characteristics:
(i)	** ;

(ii)	** ;

(iii)	** ;

(iv)	** ;

(v)	** ;

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(vi)	** ;

(vii)	** ;

(viii)	** .
11.2.2	Major Changes: defined as those modifications which affect at least one of the topics mentioned in Article 11.2.1.
11.3	** .

11.4	Embraer shall notify Buyer of those Major Changes that are classified as ADs by means of service bulletins approved by the Air Authority and/or CTA, as appropriate. Service bulletins that implement such ADs shall be referred to as Mandatory Service Bulletins. Embraer shall incorporate Mandatory Service Bulletins as follows:
11.4.1	Compliance required before Schedule Delivery Date: ** .

11.4.2	Compliance required after Scheduled Delivery Date: ** .
11.5	Major Changes (other than those which are ADs issued per Article 11.4); ** .

11.6	Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs which affect the provisions of the relevant Attachment “A” hereto, shall be incorporated in said Attachment by means of an amendment.

11.7	Except as far as it relates to ADs issued per Article 11.4 by CTA or the Air Authority and Minor Changes, the Aircraft shall, on the Scheduled Inspection Date, comply with the terms and conditions of Attachment “A” as from time to time amended pursuant to Article 11.6 above. Determination of such compliance shall be made by Buyer pursuant to Article 7.

12.	WARRANTY

The materials and workmanship relative to the Aircraft subject to this Agreement, will be warranted in accordance with the terms and conditions specified in Attachment “C” hereto. If Buyer intends ** to assign the rights and obligations as specified in Article 14 hereof, it is Buyer’s responsibility to obtain Embraer’s prior written consent, which consent shall not be unreasonably withheld ** .

13.	PRODUCT SUPPORT PACKAGE

Embraer shall supply to Buyer the Product Support Package described in Article 2 of Attachment “B” hereto, which includes Embraer’s spare parts policy, the Technical Publications and the Services.

14.	ASSIGNMENT

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14.1	** . In connection with any other sale or financing of the Aircraft, Buyer may ** by providing notice to Embraer.

14.2	** .

14.3	** .

14.4	** .

14.5	** .

14.6	Except as provided in this Article 14, either Party’s rights and obligations under this Agreement may not be assigned without the other Party’s prior written consent.

15.	RESTRICTIONS AND PATENT INDEMNITY

This sale does not include the transfer of designs, copyrights, patents, and other similar rights to Buyer. Subject to Buyer’s duty to immediately advise Embraer of any alleged copyright or patent infringement, Embraer shall indemnify and hold Buyer harmless with respect to any claims made against Buyer if the Aircraft infringes copyright, patents or the proprietary rights of others.

16.	MARKETING PROMOTIONAL RIGHTS

Embraer shall have the right to show for marketing purposes, free of any charge, the image of Buyer’s Aircraft, painted with Buyer’s colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through its standard printed promotional material. ** .

17.	TAXES

Embraer shall pay all taxes, impost, fees, withholding taxes, stamp taxes, documentary taxes and any other similar or dissimilar taxes, arising from the sale subject of this Agreement, as may be imposed on such sale under Brazilian laws. All other taxes, impost, fees, withholding taxes, stamp taxes, documentary taxes and any other similar or dissimilar taxes (other than taxes based on or measured by Embraer’s net income), as well as any duties as may be imposed on the sale subject of this Agreement, shall be borne by Buyer.

**.

**.

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18.	APPLICABLE LAW

This Purchase Agreement shall in all respects be governed by the laws of the State of New York, including all matters of construction, validity and performance, without giving effect to principles of conflicts of laws other than section 5-1401 of the New York General Obligations law. This Purchase Agreement is being delivered in the State of New York.

19.	SUBMISSION TO JURISDICTION

Each party hereto hereby irrevocably agrees, accepts and submits to, for itself and in respect of any of its property, generally and unconditionally, the non-exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Purchase Agreement or any other operative agreement and fully waives any objection to the venue of such courts. Furthermore to the fullest extent permitted by applicable law, each party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above named courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

THE PARTIES HERETO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM OR CROSS-CLAIM THEREIN.

20.	TERMINATION

20.1	Should either Party fail to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than ** Business Days. Should such failure not be remedied within the period so specified, then the Party who gave notice of such failure shall be entitled to terminate this Agreement (for avoidance of doubt such termination shall not apply to any existing applicable warranties for Aircraft delivered prior to such termination). Should termination occur in accordance with the foregoing, the defaulting Party shall pay to the non-defaulting Party, as liquidated damages, an amount determined by mutual agreement or by law. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period of time. Notwithstanding anything to the contrary herein, neither Party shall be liable to the other Party in any circumstance hereunder for any consequential or punitive damages which may arise out of, or be connected to, any breach or default under of any term, condition, covenant, warranty, or provision of this Agreement, and which either Party would

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otherwise be entitled to under any applicable law, including but not limited to any claims sounding in contract, tort, equity or statute.

20.2	Buyer and Embraer shall have the right to terminate this Agreement in respect to the relevant Aircraft, upon the occurrence of any Excusable Delay of ** Days or longer, unless otherwise agreed in writing by the Parties, and Buyer shall have the right to terminate this Agreement in respect to the relevant Aircraft upon the occurrence of any non-Excusable Delay of ** Days or longer after the last day of the Contractual Delivery Month for such Aircraft Scheduled Delivery Date, such rights to be exercisable by written notice from one Party to the other to such effect no earlier than the ** Day as applicable after the last day of the Contractual Delivery Month. Upon receipt of such notice of termination by Buyer or Embraer, as the case may be, Embraer shall return to Buyer **, it being hereby agreed by the Parties that, in this case, no other indemnity shall be due by Embraer to Buyer. ** .

20.3	If Buyer terminates this Agreement before an Aircraft Actual Delivery Date (except when such termination is for delays in the delivery of an Aircraft, because such delays are Excusable Delays or non-Excusable Delays, as permitted pursuant to Articles 9.1 and 9.2, ** Embraer terminates this Agreement in relation to an Aircraft, pursuant to Articles 4.3 or 7.7 hereof, Buyer shall pay to Embraer (i) damages in ** of the relevant Aircraft Purchase Price for any terminated Aircraft with Contractual Delivery Months within ** .

20.4	If Buyer terminates this Agreement in respect to an Aircraft pursuant to Article 7.6 hereof, Embraer, upon Buyer’s request, shall return to Buyer all amounts previously paid by Buyer with respect to the relevant Aircraft, ** .

21.	PURCHASE OF OPTION AIRCRAFT

Buyer shall have the option to purchase up to fifty (50) Option Aircraft with the first twenty (20) Option Aircraft to be delivered according to schedules provided in Attachment E hereto. The delivery positions of the remaining thirty (30) Option Aircraft will be determined pursuant to Article 21.1 below.

The Option Aircraft will be supplied in accordance with the following terms and conditions:

21.1	** .

21.2	Intentionally deleted.

21.3	** .

21.4	The unit basic price of each relevant Option Aircraft above mentioned shall be escalated according to the Escalation Formula contained in Attachment “D” hereto, determining the Option Aircraft Purchase Price.

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21.5	The payment of the Option Aircraft Purchase Price shall be made according to the following:
21.5.1	Intentionally deleted.

21.5.2	A non-refundable (except as provided herein) progress payment ** of the unit Option Aircraft Basic Price, is due and payable ** months prior to each relevant Option Aircraft contractual delivery date.

21.5.3	A non-refundable (except as provided herein) progress payment of ** of the unit Option Aircraft Basic Price is due and payable ** months prior to each relevant Option Aircraft contractual delivery date.

21.5.4	Intentionally left in blank.

21.5.5	The balance of each relevant Option Aircraft Purchase Price is due and payable upon acceptance of each relevant Option Aircraft by Buyer.

21.5.6	The provisions of Article 4.3 through 4.5 shall apply mutatis-mutandis, to the payments to be made by Buyer towards the Option Aircraft.
21.6	The option to purchase the Option Aircraft shall be exercised ** no later than ** to the relevant Contractual Delivery Month. Exercise of the option to purchase the Option Aircraft shall be accomplished by means of a written notice from Buyer delivered to Embraer by mail, express delivery or facsimile, return receipt requested.
21.7	If the Option Aircraft are confirmed by Buyer as specified above, (a) Buyer shall, as relevant, make the initial deposit in an amount of ** of the unit Option Aircraft Basic Price per each Option Aircraft (the “Option Aircraft Initial Deposit”) which deposits shall be applied toward the price of the relevant Option Aircraft.
21.8	The product support package to be applied to the Option Aircraft is described in Article 2.4 of Attachment “B”.
22.	INDEMNITY

22.1	** .

22.2	** .

23.	NOTICES

All notices permitted or required hereunder shall be in writing in the English language and sent, by registered mail, telex or facsimile, to the attention of the Director of Contracts as to Embraer and of the Vice President and

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Treasurer as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other.

23.1	EMBRAER:
EMBRAER — Empresa Brasileira de Aeronáutica S.A.
Av. Brigadeiro Faria Lima, 2170
12.227-901 São José dos Campos – SP — Brazil
Telephone: (+55-12) 3927-1410
Facsimile: (+55-12) 3927-1257
23.2	BUYER:
US Airways Group, Inc.
4000 East Sky Harbor Boulevard, CH-VTR
Phoenix, AZ 85034 — USA
Telephone: (480) 693-0800
Facsimile: (480) 693-5886
Copy to:
US Airways Group, Inc.
Deputy General Counsel
4000 East Sky Harbor Boulevard, CH-LAW
Phoenix, AZ 85034 — USA
Telephone: (480) 693-0800
Facsimile: (480) 693-5932
24.	CONFIDENTIALITY

Buyer does not have the right to disclose the terms of this Agreement, and Buyer agrees not to disclose any portion of this Agreement or its Attachments, amendments or any other supplement, to any third party without Embraer’s written consent, except as required by law. Without limiting the foregoing, in the event Buyer is legally required to disclose the terms of this Agreement, the Parties agree to exert their reasonable best efforts to request confidential treatment of the clauses and conditions of this Agreement relevantly designated by either Party as confidential. Without limiting its obligations pursuant to the preceding sentence, Buyer agrees that if it is required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal and/or state securities or other laws, it shall promptly (but in no case less than ** Business Days prior to the proposed filing in question) notify Embraer so that Embraer has a reasonable opportunity to contest or limit the scope of such required disclosure, and Buyer shall request, and shall use its best reasonable efforts to obtain, confidential treatment for such sections of this Agreement as Embraer may designate. ** .

25.	SEVERABILITY

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If any provision or part of a provision of this Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

26.	NON-WAIVER

Except as otherwise specifically provided to the contrary in this Agreement, any Party’s refrainment from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

27.	INTEGRATED AGREEMENT

All Attachments referred to in this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement.

28.	NEGOTIATED AGREEMENT

Buyer and Embraer agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

29.	COUNTERPARTS

This Agreement may be signed by the Parties in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

30.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the Parties with respect to the sale described as its subject and supersedes all previous and connected negotiations, representations and agreements between the Parties. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.

Amended and Restated Purchase Agreement DCT-021/03	Page 20 of 21

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

EMBRAER — Empresa Brasileira		US Airways Group, Inc.
de Aeronáutica S.A.

By:	/s/ Horacio Aragones Forjaz	By:	/s/ Thomas T. Weir

Name:	Horacio Aragones Forjaz	Name:	Thomas T. Weir
Title:	Executive Vice President Corporate Communication	Title:	Vice President & Treasurer

By:	/s/ Artur Coutinno

Name:	Artur Coutinno
Title:	Executive Vice President of Industrial Operations

Date:	Date: 6/13/2006
Place:	Place: Tempe, Arizona

Witnesses:	Witnesses:
/s/ Fernando Bueno	/s/ Ann F. Halton

Name: Fernando Bueno	Name: Ann F. Halton

Amended and Restated Purchase Agreement DCT-021/03	Page 21 of 21

ATTACHMENT “A”
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ATTACHMENT B
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Attachment B to Amended and Restated Purchase Agreement DCT-021/03	Page 1 of 1

EXHIBIT “1” TO ATTACHMENT “B”
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Exhibit 1 to Attachment B to Amended and Restated Purchase Agreement DCT-021/03	Page 1 of 1

EXHIBIT “2” TO ATTACHMENT “B”
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ATTACHMENT “C”
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ATTACHMENT “D”
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ATTACHMENT “E”
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     The delivery schedule will begin with 3 in 4Q06, 8 in 2007, and 14 in 2008. The airline does not have any additional aircraft deliveries scheduled until 2009.

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
WHEREAS, on May 9, 2003 Embraer-Empresa Brasileira de Aeronautica S.A. (“Embraer”) and US Airways Group Inc. (“Buyer”) entered into Letter Agreement DCT-022/03 (“Letter Agreement DCT-022/03”);
WHEREAS, Buyer and its various affiliates commenced bankruptcy cases in the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division (“Bankruptcy Court”) on September 12, 2004 in the matter entitled In re US Airways, et al., Case No. 04-13819;
WHEREAS, on September 16, 2005 the Bankruptcy Court entered an order (“Confirmation Order”) confirming a Joint Plan of Reorganization of the Buyer (“Plan”) which had an effective date of September 27, 2005;
WHEREAS, pursuant to the Plan the Buyer was authorized to place the Letter Agreement DCT-022/03 on a post effective date determination schedule;
WHEREAS, on February 16, 2006 the Bankruptcy Court approved a Settlement and Assumption Term Sheet dated February 9, 2006 (“Term Sheet”) between the Buyer and Embraer, which among other things required the Parties to amend and restate the Letter Agreement DCT-022/03; and
WHEREAS, the Parties desire to amend and restate the Letter Agreement DCT-022/03 to comply with the Term Sheet as approved by the Bankruptcy Court on February 16, 2006;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, the Parties hereto agree as follows this ___ day of June 2006;
RESTATEMENT:
Letter Agreement DCT-022/03 is hereby fully and completely amended and restated in its entirety pursuant to the terms hereof and shall be without any further force or effect, and the Parties’ agreement in regard to the subject matter hereof shall be solely contained in this Amended and Restated Letter Agreement DCT-022/03 and the Attachments hereto (“Agreement”).
This Agreement constitutes an amendment and modification of the Amended and Restated Purchase Agreement DCT-021/03 (“Purchase Agreement”) and sets forth additional agreements of the Parties with respect to the matters set forth in the Purchase Agreement. All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Agreement and the Purchase Agreement, this Agreement shall govern.
1.	Intentionally deleted

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
2.	CONVERSION
2.1. Conversion to ** .
** .
A. The Basic Prices shall be as follows, based on the optional equipment and configuration provided in Schedule “A-1”, “A-2” and “A-3” respectively hereto:

	EMBRAER **	EMBRAER **	EMBRAER **
	US$ in **	US$ in **	US$ in **
Aircraft Basic Price	**	**	**
(*) In the event of conversion of any Additional Aircraft into a model **, the Aircraft Basic Price for such converted Aircraft shall be ** economic conditions.
B. ** .
C. ** .
D. ** .
2.2 Additional Optional Equipment/Configuration Changes
Any additional Buyer selected optional equipment and/or specific interior configuration changes will affect the Aircraft Basic Price for each converted Aircraft accordingly. The Basic Price for each of the converted Aircraft is subject to the applicable Escalation Formula.
2.3 Conversion to **
** .
3.	Aircraft Price **
3.1	** :
✓ **

✓ **
** .
** .
3.2	** .

3.3	** .

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
3.4	** .
4.	EQUIPMENT CHANGES/IMPROVEMENTS
4.1	BFE **
** .
4.2	BFE Election

In the event Buyer elects to have a certain BFE item installed in the Aircraft, Buyer shall send a written notice to Embraer. Embraer, at its reasonable discretion, will analyze, in good faith, the feasibility of such change, and depending on the results of such analysis, will present to Buyer a Proposal of Major Change with the terms and conditions for such incorporation, or will give written notice to Buyer that such request will not be incorporated in the Aircraft together with a written explanation of why such request will not be incorporated in the Aircraft. Buyer shall be responsible for the costs associated with certification, procuring and shipping all BFE in DDP conditions (Incoterms 2000) to Embraer’s facilities in Sao Jose dos Campos, Brazil or, for interior items covered by Section 3.3 of the relevant Attachment A or Schedule A-1, A-2 and A-3, to C&D Aerospace’s facilities in Los Angeles. Buyer must also provide interface and installation data and other required information to install and certify the BFE as may be reasonably required by Embraer. Should Buyer’s request for a BFE item be accepted by Embraer, Embraer shall inform Buyer by means of a Proposal of Major Change of the Basic Price adjustment necessary to reflect such change, and also will inform Buyer, in writing of the lead time of such BFE item in order to not affect the certification process and /or the production/delivery schedule of any Aircraft. The BFE components are not included in Aircraft Warranty Certificate or in any other guarantee provided by Embraer in connection with the purchase of the Aircraft, and may affect the other Aircraft guarantees.

4.3	** MTOW

Should increases in allowable weights (Maximum Ramp Weight, Maximum Zero Fuel Weight, Maximum Takeoff Weight, Maximum Landing Weight) become certified by the FAA and available from Embraer, for any Aircraft model, Embraer shall offer ** . These will be made available to Buyer as follows:
(i)	** ;

(ii)	** ;

(iii)	** .
It is understood that the labor required to incorporate any Service Bulletins on Aircraft already delivered to Buyer will be provided by Buyer ** . Embraer will

**	Confidential Treatment Requested.

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
provide or arrange for appropriate technical advice and assistance to Buyer with respect to the incorporation of such Service Bulletins ** . ** .
4.4	** highest engine thrust

Should any increased thrust versions of engines installed on any of the Aircraft become certified by the FAA by the relevant engine manufacturer and such higher thrust engines are available from the relevant engine manufacturer and Embraer, Embraer shall offer ** . These will be made available to Buyer as follows:
(i)	** ,

(ii)	** .
It is understood that the labor required to incorporate any Service Bulletins on Aircraft already delivered to Buyer will be provided by Buyer ** . Embraer will provide or arrange for appropriate technical advice and assistance to Buyer with respect to the incorporation of such Service Bulletins ** . ** .
5.	Advertising Allowances
** .
6.	Additional Product Support
Embraer shall provide additional product support to Buyer on the terms and conditions of Schedule ** to this Agreement.
7.	Additional Aircraft ** Guarantees
Embraer shall provide ** guarantees for the Aircraft pursuant to the terms and conditions of Schedule ** to this Agreement.
8.	** Guarantees
Embraer shall provide ** guarantees for the Aircraft pursuant to the terms and conditions of Schedule ** to this Agreement.
9.	Service Life Policy
Embraer shall provide a service life policy for the Aircraft pursuant to the terms and conditions of Schedule ** to this Agreement.
10.	** Guarantees
Embraer will provide an ** Guarantee in accordance with the terms and conditions described in Schedule ** to this Agreement. ** .
11.	**
** .

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
12.	Simulator Data Package
** .
13.	** Training Support for EMBRAER ** Aircraft
13.1 **: ** .

13.2 **:
** .
13.3	Intentionally deleted

13.4	Intentionally deleted
14.	**Training Products **
14.1	** : ** .

14.2	** :
** .
14.3	Intentionally deleted
15.	** .
** .
16.	Intentionally Deleted

17.	Intentionally deleted

18.	**

A.	** .

B.	** .

19.	**
** .
20.	**
** .

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
21.	Confirmation of the Additional Aircraft
The Additional Aircraft are subject to confirmation by Buyer as follows:
** .
22.	**

A.	** .

B.	** .

23.	Regional Carrier Assignment
** .
     SCHEDULES:
     **

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AMENDED AND RESTATED LETTER AGREEMENT
DCT-022/03
IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.

Embraer – Empresa Brasileira de		US Airways Group, Inc.
Aeronáutica S.A.

By:	/s/ Horacio Aragones Forjaz	By:	/s/ Thomas T. Weir

Name:	Horacio Aragones Forjaz	Name:	Thomas T. Weir
Title:	Executive Vice President	Title:	Vice President & Treasurer
Corporate Communication

By:	/s/ Artur Coutinno

Name:	Artur Coutinno
Title:	Executive Vice President of
Industrial Operations

Witness:	/s/ Fernando Bueno	Witness:	/s/ Ann F. Halton

Name:	Fernando Bueno	Name:	Ann F. Halton

Place:		Place:	Tempe, Arizona U.S.A.

Date:		Date:	6/13/2006

Amended and Restated Letter Agreement DCT-022/03	Page 7 of 7

SCHEDULE “A-1”
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SCHEDULE “A-2”
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SCHEDULE “A-3”
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SCHEDULE “C”
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EXHIBIT “A” TO SCHEDULE “C”
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EXHIBIT “B” TO SCHEDULE “C”
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Exhibit B to Schedule C to Amended and Restated LOA DCT-022/03

EXHIBIT “C” TO SCHEDULE “C”
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SCHEDULE “E”
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SCHEDULE “F”
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SCHEDULE “G”**
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SCHEDULE “G”
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SCHEDULE “G”
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Schedule G to Amended and Restated Letter Agreement DCT-022/03	Page 1 of 1

ATTACHMENT “G”
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SCHEDULE “H”
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